                                                                    Exhibit 99.3

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited Pro Forma Consolidated Balance Sheet of the Company as of December 31, 2002 gives effect to the acquisition of NCS as if it had occurred as of December 31, 2002. The unaudited Pro Forma Consolidated Statement of Income of the Company for the year ended December 31, 2002 gives effect to the acquisition of NCS as if it had occurred on January 1, 2002.

The acquisition of NCS was accounted for under the purchase method of accounting. For purposes of this pro forma financial information, the total purchase price was allocated to the tangible and identifiable intangible assets and liabilities based on the historical NCS December 31, 2002 balance sheet and the Company's estimate of certain fair values. The excess of cost over the fair value of the net assets acquired was recorded as goodwill. The Company has engaged an independent valuation firm to perform an appraisal to determine the fair value of the net assets acquired. The allocation of the purchase price will be adjusted in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," to the extent that actual amounts differ from the amounts included in the pro forma financial information. Based on the historical December 31, 2002 NCS balance sheet and certain preliminary fair value estimates, the purchase price allocation would be as follows:

             Current assets                        $132,086
             Property and equipment                  24,899
             Other noncurrent assets                  5,124
             Intangible assets                       11,000
             Goodwill                               389,015
             Current liabilities                    (68,669)
             Noncurrent liabilities                    (455)
                                                   --------
             Total net assets acquired             $493,000
                                                   ========

The pro forma information has been prepared by the Company based on the consolidated financial statements of the Company, included in its Form 10-K for the fiscal year ended December 31, 2002, and NCS, included in its Form 10-K for the fiscal year ended June 30, 2002 and from financial information contained in
Item 7(a) of this current report on Form 8-K/A. The pro forma information is presented for illustration purposes only and does not purport to be indicative of the combined financial condition or results of operations that actually would have occurred if the acquisition of NCS had been effected at the dates indicated or to project future financial condition or results of operations for any future period. The pro forma information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by the Company's management as a result of the acquisition. The pro forma information should be read in conjunction with the Company's consolidated financial statements and related notes thereto included in its Form 10-K for the fiscal year ended December 31, 2002, and the consolidated financial statements of NCS and related notes thereto included in its Form 10-K for the fiscal year ended June 30, 2002, which have been incorporated by reference in this current report on Form 8-K/A.

                                                   OMNICARE, INC. AND SUBSIDIARY COMPANIES
                                                    PRO FORMA CONSOLIDATED BALANCE SHEET
                                                                  UNAUDITED
                                                              DECEMBER 31, 2002
                                                               (In thousands)

                                                                    (1)           (2)
                                                                         Historical
                                                                -------------------------
                                                                                   NCS         Pro Forma
                                                                 Omnicare       HealthCare    Adjustments           Pro Forma
                                                                -----------    -----------    -----------          -----------
ASSETS
Current assets:
   Cash and cash equivalents                                    $   137,936    $    30,651    $   493,000    (b)   $   155,352
                                                                                                 (324,052)   (c)
                                                                                                 (143,683)   (d)
                                                                                                  (38,500)   (e)
   Restricted cash                                                    3,147             --             --                3,147
   Accounts receivable, less allowances                             522,857         82,410             --              605,267
   Unbilled receivables                                              25,062             --             --               25,062
   Inventories                                                      190,464         28,714             --              219,178
   Deferred income tax benefits                                      18,621             --             --               18,621
   Other current assets                                             103,471          3,546        (13,000)   (e)        94,017
                                                                -----------    -----------    -----------          -----------
     Total current assets                                         1,001,558        145,321        (26,235)           1,120,644


Properties and equipment, at cost less accumulated
   depreciation                                                     139,908         24,899             --              164,807
Goodwill                                                          1,188,907         84,398         84,398    (f)     1,577,922
                                                                                                  132,699    (j)
                                                                                                      735    (i)
                                                                                                  143,683    (d)
                                                                                                   38,500    (e)
                                                                                                  (84,398)   (g)
                                                                                                  (11,000)   (h)
Other noncurrent assets                                              97,212          5,859         11,000    (h)       113,336
                                                                                                     (735)   (i)
                                                                -----------    -----------    -----------          -----------
     Total assets                                               $ 2,427,585    $   260,477    $   288,647          $ 2,976,709
                                                                ===========    ===========    ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                             $   175,648    $    45,770    $   (13,000)   (e)   $   208,418
   Line of credit in default                                             --        206,130       (206,130)   (c)            --
   Convertible subordinated debentures in default                        --        102,514       (102,514)   (c)            --
   Current debt                                                         110             --            274    (a)           384
   Accrued employee compensation                                     22,627             --          6,284    (a)        28,911
   Deferred revenue                                                  25,254             --          1,052    (a)        26,306
   Income tax payable                                                 6,837             --          1,106    (a)         7,943
   Other current liabilities                                         66,174         38,307        (15,408)   (c)        80,357
                                                                                                   (8,716)   (a)
                                                                -----------    -----------    -----------          -----------
     Total current liabilities                                      296,650        392,721       (337,052)             352,319

Long-term debt                                                          187            416        493,000    (b)       493,603
5.0% convertible subordinated debentures, due 2007                  345,000             --             --              345,000
8.125% senior subordinated notes, due 2011                          375,000             --             --              375,000
Deferred income tax liabilities                                      84,071             --             --               84,071
Other noncurrent liabilities                                         51,615             39             --               51,654
                                                                -----------    -----------    -----------          -----------
     Total liabilities                                            1,152,523        393,176        155,948            1,701,647
                                                                -----------    -----------    -----------          -----------

Stockholders' equity
   Preferred stock                                                       --             --             --                   --
   Common stock                                                      95,441            237           (237)   (j)        95,441
   Paid-in capital                                                  737,421        272,018       (272,018)   (j)       737,421
   Retained earnings (deficit)                                      498,856       (404,954)       404,954    (j)       498,856
                                                                -----------    -----------    -----------          -----------
                                                                  1,331,718       (132,699)       132,699            1,331,718

   Treasury stock, at cost                                          (23,471)            --             --              (23,471)
   Deferred compensation                                            (29,018)            --             --              (29,018)
   Accumulated other comprehensive income                            (4,167)            --             --               (4,167)
                                                                -----------    -----------    -----------          -----------
     Total stockholders' equity (deficit)                         1,275,062       (132,699)       132,699            1,275,062
                                                                -----------    -----------    -----------          -----------
     Total liabilities and stockholders' equity                 $ 2,427,585    $   260,477    $   288,647          $ 2,976,709
                                                                ===========    ===========    ===========          ===========

         The Notes to Unaudited Pro Forma Consolidated Financial Information are an integral part of these statements.

                                                   OMNICARE, INC. AND SUBSIDIARY COMPANIES
                                                 PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                                                  UNAUDITED
                                                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                                                    (In thousands, except per share data)

                                                                (1)           (2)
                                                                     Historical
                                                            -------------------------
                                                                               NCS         Pro Forma
                                                             Omnicare       HealthCare    Adjustments          Pro Forma
                                                            -----------    -----------    -----------          -----------
Sales                                                       $ 2,606,450    $   655,797    $   (15,517)   (a)   $ 3,246,730
Reimbursable out-of-pockets                                      26,304             --             --               26,304
                                                            -----------    -----------    -----------          -----------
Total net sales                                               2,632,754        655,797        (15,517)           3,273,034
                                                            -----------    -----------    -----------          -----------

Cost of sales                                                 1,915,397        550,086        (15,517)   (a)     2,449,966
Reimbursed out-of-pocket expenses                                26,304             --             --               26,304
                                                            -----------    -----------    -----------          -----------
Total direct costs                                            1,941,701        550,086        (15,517)           2,476,270
                                                            -----------    -----------    -----------          -----------

Gross profit                                                    691,053        105,711             --              796,764

Selling, general and administrative expenses                    411,272        107,663           (720)   (k)       520,965
                                                                                                2,750    (l)
Restructuring and other related charges                          23,195             --             --               23,195
                                                            -----------    -----------    -----------          -----------

Operating income (loss)                                         256,586         (1,952)        (2,030)             252,604
Investment income                                                 3,276             --          1,433    (a)         4,709
Interest expense                                                (56,811)       (24,512)       (10,549)   (m)       (93,305)
                                                                                               (1,433)   (a)
                                                            -----------    -----------    -----------          -----------

Income (loss) before income taxes                               203,051        (26,464)       (12,579)             164,008

Income taxes                                                     77,145            270         (4,780)   (n)        62,323
                                                                                                 (270)   (o)
                                                                                              (10,042)   (p)
                                                            -----------    -----------    -----------          -----------


Net income (loss)                                           $   125,906    $   (26,734)   $     2,513          $   101,685
                                                            ===========    ===========    ===========          ===========

Earnings per share:
   Basic                                                    $      1.34                                        $      1.08
                                                            ===========                                        ===========

   Diluted                                                  $      1.33                                        $      1.07
                                                            ===========                                        ===========

Weighted average number of common shares
outstanding:
   Basic                                                         94,168                                             94,168
                                                            ===========                                        ===========

   Diluted                                                       94,905                                             94,905
                                                            ===========                                        ===========

      The Notes to Unaudited Pro Forma Consolidated Financial Information are an integral part of these statements.

                     OMNICARE, INC. AND SUBSIDIARY COMPANIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                    UNAUDITED
                                 (In thousands)

(1) This column is derived from the audited consolidated financial statements of Omnicare, Inc. (the "Company") as of and for the year ended December 31, 2002.

(2) This column is derived from the unaudited financial statements of NCS HealthCare, Inc. ("NCS") as of and for the twelve months ended December 31, 2002.

Reclassifications
-----------------

(a) To reclassify historical NCS balances to conform with the Company's presentation.

Balance Sheet
-------------

(b) The Company funded the cash consideration and transaction costs for the NCS acquisition of approximately $493,000 through a drawdown on its $500,000 revolving credit facility.

(c) In connection with the acquisition, the Company repaid all NCS debt in default, plus accrued interest of $15,408 (including a 1.64% call premium on the NCS convertible debentures) totaling $324,052 at December 31, 2002.

(d) On January 15, 2003, the Company completed the acquisition of all outstanding shares of NCS for a cash purchase price of approximately $143,683 (including payment for outstanding "in the money" stock options previously granted by NCS).

(e) To record estimated transaction costs of $38,500 expected to be paid in connection with the acquisition. As of December 31, 2002, $13,000 of these costs were accrued in the Company's consolidated financial statements. These amounts are being shown as paid in the pro forma balance sheet with the offset being recorded as additional goodwill.

(f)   To record goodwill for the net effect of the NCS acquisition.

(g)   To eliminate NCS' existing goodwill as of December 31, 2002.

(h) To reduce goodwill and to record estimated identifiable intangible assets (e.g., customer relationship assets, etc.) associated with the NCS acquisition.

(i) To eliminate the NCS deferred debt issuance costs as of December 31, 2002 relating to the debt which was repaid in full by the Company at closing.

(j)   To eliminate the stockholders' equity accounts of NCS.

Income Statement
----------------

(k) To eliminate NCS' historical amortization of debt issuance costs, included in selling, general and administrative expenses.

(l) To record amortization expense relating to the $11,000 of identifiable intangible assets resulting from the acquisition, based preliminarily on an average estimated useful life of four years.

(m)   To adjust interest expense to:

                                                                                     Twelve Months Ended
                                                                                     December 31, 2002
                                                                                     -----------------
        (i)   eliminate historical interest expense on the NCS debt repaid at
              closing                                                                    $(22,359)
        (ii)  eliminate commitment fees on the Company's line of credit facility,
              assuming drawn at a $493,000 level beginning January 1, 2002                 (1,602)
        (iii) record interest expense at 7% (the estimated average long-term rate on the borrowings) on the $493,000 of cash consideration and transaction costs financed by the Company through a drawdown on its $500,000 revolving credit facility, and assumed to be outstanding at January 1,
              2002 (annual interest expense would change by approximately $616 for
              each 1/8% change in the interest rate)                                       34,510
                                                                                         --------
                                                                                         $ 10,549
                                                                                         ========

(n) Tax effect of all pretax pro forma adjustments at the Company's effective tax rate of 38%, which is not materially different than the combined federal and state statutory rates.

(o)   To eliminate NCS' historical tax provision.

(p) To establish NCS tax provision at the Company's 38% effective tax rate level.